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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     ______

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      March 5, 1997
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                          SWISSRAY International, Inc.
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               (Exact name of registrant as specified in charter)


   New York                          0-26972                         16-0950197
(State or Other                   (Commission                      (IRS Employer
Jurisdiction of                   File Number)                    Identification
Incorporation)                                                         Number)


747 Third Avenue, New York, NY                                           10017
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(Address of principal executive offices)                              (Zip code)


Registrant's telephone number, including area code        NY 212-644-6497
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                                                   Switzerland 011 41419199050
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          (Former name or former address, if changed since last report)


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ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the registrant sold by the registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A. TITLE AND AMOUNT OF SECURITIES SOLD AND THE DATE OF THE TRANSACTION - 1,000,000 shares of $.01 par value common stock sold at $2.00 per share for gross proceeds of $2,000,000. Net proceeds were wired to Registrant on March 5, 1997 after deductions indicated in Item 9 C below with the Registrant thereafter, on March 12 , 1997 instructing its transfer agent to issue the underlying shares of common stock.

B.    NAME OF THE PLACEMENT AGENT(S) IS - Rolcan Finance Ltd. London

C. CONSIDERATION RECEIVED - Total gross consideration of $2,000,000 was disbursed as follows: related costs and fees of $7,500 with the balance of $1,992,500 being paid directly to Registrant (exclusive of fees paid for outstanding invoices regarding legal services rendered and miscellaneous charges which are unrelated to this transaction) but deducted from $1,992,500 prior to wiring.

D. PERSONS OR CLASSES OF PERSONS TO WHOM THE SECURITIES WERE SOLD AND EXEMPTION FROM REGISTRATION CLAIMED - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.


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                                   SIGNATURES




      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SWISSRAY International, Inc.



                                    By    /Ruedi G. Laupper/
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                                       Ruedi G. Laupper, President

Date:  March 6, 1997


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